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                                                             Exhibit 21

                           CASTLE ENERGY CORPORATION
                       Listing of Parent and Subsidiaries
                             As of February 29, 1996

                                             Relationship                                             Company's
                                                  to                                                  Ownership
    Entity                                     Company               Business                        Percentage
    ------                                   ------------            --------                        ----------
    Parent

       Castle Energy Corporation             Parent               Holding Company                        N/A

    Refining

       Indian Refining I. L.P.               Subsidiary-          Refining - Inactive                   100%
                                             Limited
                                             Partnership

       Indian Refining & Marketing I. Inc.   Subsidiary           General Partner of IRLP - Inactive    100%

       Powerine Holding Corp.                Subsidiary           Holding Company - Inactive            100%

       Indian Oil Company                    Subsidiary           Refiner - Inactive                    100%

    Natural Gas Marketing

       Castle Pipeline Company               Subsidiary           General Partner - Pipeline            100%
                                                                  Partnership

       Castle Pipeline Resources Company     Subsidiary           Limited Partner - Pipeline            100%
                                                                  Partnership

       Castle Texas Pipeline L.P.            Subsidiary           Natural Gas Transmission              100%
                                             Limited
                                             Partnership

       CEC Marketing Company                 Subsidiary           General Partner - Gas Marketing       100%
                                                                  Partnership

       CEC Marketing Resources Company       Subsidiary           Limited Partner - Gas Marketing       100%
                                                                  Partnership

       CEC Gas Marketing L.P.                Subsidiary-          Gas Marketing                         100%
                                             Limited
                                             Partnership

    Exploration and Production

       Castle Exploration Company, Inc.      Subsidiary           Oil and gas development, drilling     100%
                                                                  and well operations

       Castle Production Company             Subsidiary           General Partner - Production          100%
                                                                  Partnership

       Castle Production Resources           Subsidiary           Limited Partner - Production          100%
          Company                                                 Partnership


       Castle Texas Production L.P.          Subsidiary-          Oil and gas production                100%
                                             Limited
                                             Partnership
    Supply

       Castle Energy Canada Ltd.             Subsidiary           Supply, Operations and Marketing      100%

       IP Oil Co., Inc.                      Subsidiary           General Partner                       100%
                                                                  Hedging/Future - Inactive

       Indian Powerine L.P.                  Subsidiary-          Supply/Hedging/Futures - Inactive     100%
                                             Limited
                                             Partnership
    Other

       CEC, Inc.                             Subsidiary           Passive Activities                    100%

       Longview Acquisition Corp.            Subsidiary           Acquisitions                          100%